UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CITIGROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on April 21, 2011.

	CITIGROUP INC.	Meeting Information
Meeting Type: Annual
For holders as of: February 22, 2011
Date: April 21, 2011 Time: 9:00 a.m. EDT
Location: The Hilton New York 1335 Avenue of the Americas New York, New York

You are receiving this communication because you hold shares in the above named company.
CITIGROUP INC. P.O. BOX 99041 HARTFORD, CT 06199-0041

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NOTICE AND PROXY STATEMENT ANNUAL REPORT
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	Voting Items
The Board of Directors recommends a vote FOR Proposals 1-5, 1 Year on Proposal 6 and FOR on Proposal 7.

1. Proposal to elect 14 directors
	1a. Alain J.P. Belda 1b. Timothy C. Collins 1c. Jerry A. Grundhofer	The Board of Directors recommends a vote AGAINST Proposals 8 through 12.
		8.	Stockholder proposal regarding political non-partisanship.
	1d. Robert L. Joss
	1e. Michael E. O’Neill	9.	Stockholder proposal requesting a report on political contributions.
	1f. Vikram S. Pandit	10.	Stockholder proposal requesting a report on restoring trust and confidence in the Financial System.
	1g. Richard D. Parsons
	1h. Lawrence R. Ricciardi	11.	Stockholder proposal requesting that stockholders holding 15% or above have the right to call special stockholder meetings.
	1i. Judith Rodin	12.	Stockholder proposal requesting that the Audit Committee conduct an independent review and report on controls related to loans, foreclosures, and securitizations.
	1j. Robert L. Ryan
	1k. Anthony M. Santomero 1l. Diana L. Taylor 1m. William S. Thompson, Jr. 1n. Ernesto Zedillo

2.	Proposal to ratify the selection of KPMG LLP as Citi’s independent registered public accounting firm for 2011.

3.	Proposal to approve an Amendment to the Citigroup 2009 Stock Incentive Plan.

4.	Approval of Citi’s 2011 Executive Performance Plan.
5.	Advisory Vote on Citi’s 2010 Executive Compensation.
The Board of Directors recommends you vote 1 year on the following proposal:
6.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.
7.	Proposal to approve the Reverse Stock Split Extension.

To: The Stockholders of Citigroup Inc. as of the Close of Business on February 22, 2011

Notice of Proposed Amendment of Restated Certificate of Incorporation

Citigroup Inc. hereby provides additional notice, under Section 242 of the Delaware General Corporation Law, that it is submitting proposed amendments to Citigroup’s Restated Certificate of Incorporation (the “Charter”) for stockholder approval at the 2011 annual meeting of stockholders (which appears as Proposal 7 on Citigroup’s proxy materials for the 2011 annual meeting).

If approved, Proposal 7 will authorize Citigroup’s Board of Directors to file with the Delaware Secretary of State, at any time prior to June 30, 2012, an amendment to the Charter to effect a reverse stock split of Citigroup’s common stock, par value $.01 per share (the “Common Stock”) and a corresponding reduction in the total number of shares of Common Stock that Citigroup is authorized to issue. Under Proposal 7, the Board may elect, in its sole discretion, to effect a reverse stock split at any one of seven ratios. The possible ratios, along with the reduction in the total number of authorized shares of Common Stock that correspond to those ratios, are as follows:

Reverse Stock Split Ratio*	Total Number of Shares of Common Stock Authorized for Issuance Following Split at the Specified Ratio
1 for 2	30,000,000,000
1 for 5	12,000,000,000
1 for 10	6,000,000,000
1 for 15	4,000,000,000
1 for 20	3,000,000,000
1 for 25	2,400,000,000
1 for 30	2,000,000,000

*Each ratio indicates the number of shares of Common Stock outstanding before the stock split that would be combined into one share of Common Stock as a result of the stock split. For example, a “1 for 2” ratio means that every two shares of Common Stock outstanding would be combined into one share of Common Stock.

Stockholder approval of Proposal 7 will constitute stockholder approval of seven alternative amendments to the Charter to effect a reverse split and share reduction at the different ratios and authorized share reductions set forth above. If the Board decides to effect a stock split, Citigroup will file a certificate of amendment setting forth the selected split ratio and corresponding authorized share reduction with the Delaware Secretary of State, and the Board will abandon the other amendments. The Board will also retain the power, in its sole discretion, to abandon all of the amendments, so that no reverse split and authorized share reduction will be effected.

If a reverse split is effected, the amendment will provide that stockholders will not be entitled to receive fractional shares of Common Stock. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable.

At Citigroup’s 2010 annual meeting, the stockholders authorized the Board to effect a reverse split and share reduction at any time through June 30, 2011, at the same ratios and share reduction amounts set forth above. The Board has not effected any reverse stock split based on that stockholder authorization. The Board will retain the authority to effect a reverse stock split and share reduction at any time through June 30, 2011, even if Proposal 7 is not adopted at the 2011 annual meeting. Adoption of Proposal 7 at the 2011 annual meeting will effectively extend the authorization to effect a reverse stock split and share reduction at any time prior to June 30, 2012.

This summary is qualified in its entirety by reference to Proposal 7 in Citigroup’s proxy statement for the 2011 annual meeting and Annex D thereto. You are urged to read Citigroup’s proxy statement by accessing a copy of such statement by following the instructions on this Notice of Annual Meeting and Notice of Internet Availability of Proxy Materials.